UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

COMMONWEALTH INCOME & GROWTH FUND VII, LP
(Exact name of registrant as specified in its charter)

Commission File Number: 333-156357

Pennsylvania	26-3733264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4532 US Highway 19

Suite 200

New Port Richey, FL 34652

(Address, including zip code, of principal executive offices)

(877) 654-1500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 22, 2022, the General Partner of Commonwealth Income & Growth Fund VII, LP, (the “Partnership”), in consultation with management and MORISON COGEN, LLP, the Partnership’s independent registered public accounting firm, concluded that the Partnership’s previously issued interim financial statements contained within the quarterly Report on Form 10-Q for the quarter ended June 30, should no longer be relied upon due to errors in such financial statements, and therefore a restatement of these prior financial statements is required. Accordingly, the Partnership will issue restated financial statements in an amended Form 10-Q for the quarter ended June 30, 2022.  The Partnership expects to file an amended quarterly Form 10-Q report on or before November 30, 2022.

During the second quarter of 2022, the Partnership recorded approximately $21,000 of depreciation expense when the actual depreciation expense should have been $119,000. The Company will restate its previously issued interim financial statements to properly record the depreciation expense for the three and six months ended June 30, 2022.

Subsequent to the issuance of the condensed financial statements as of and for the three and six months ended June 30, 2022, included in the Form 10-Q filed with the SEC on September 8, 2022, it was discovered that there was an error in the depreciation calculation resulting in an understatement of depreciation expense for the three and six months ended June 30, 2022 in the amount of $98,000. The impact of the restatement is as follows:

Condensed Balance Sheet as of June 30, 2022 – Accumulated depreciation increased $97,943, from $12,176,815 as originally reported to $12,274,758 as restated. Total assets decreased $97,944, from $2,626,444 as originally reported to $2,528,500 as restated. Limited Partners’ capital account decreases $97,945, from $1,708,248 as originally reported to $1,610,303 as restated.

Condensed Statement of Operations for the three months ended June 30, 2022 – Depreciation expense increased $97,944, from $20,564 as originally reported to $118,508 as restated. Total expense increased $97,945, from $295,813 as originally reported to $393,758 as restated. Net loss increased $97,945, from $96,436 as originally reported to $194,381 as restated. Net loss allocated to limited partners increased $97,945, from $96,436 as originally reported to $194,381 as restated. Net loss per equivalent limited partners unit increase $0.07, from 0.06 as originally reported to $0.13 as restated.

Condensed Statement of Operations for the six months ended June 30, 2022 – Depreciation expense increased $97,944, from $121,629 as originally reported to $219,573 as restated. Total expense increased $97,945, from $498,130 as originally reported to $596,075 as restated. Net loss increased $97,945, from $104,114 as originally reported to $202,058 as restated. Net loss allocated to limited partners increased $97,945, from $104,114 as originally reported to $202,059 as restated. Net loss per equivalent limited partners unit increase $0.07, from 0.06 as originally reported to $0.13 as restated.

Condensed Statement of Partners’ Equity as of and for the three months ended June 30, 2022 – Net loss allocated to limited partners increased $97,945, from $96,436 as originally reported to $194,381 as restated. Limited partners’ capital balance as of June 30, 2022 decreased $97,945, from $1,708,248 as reported to $1,610,303 as restated.

There was no change to the Condensed Statement of Cash flows for the six months ended June 30, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
BY: COMMONWEALTH INCOME & GROWTH FUND, INC., General Partner

November 30, 2022	By:	/s/ Kimberly A. Springsteen-Abbott
Date	Kimberly A. Springsteen-Abbott
Chief Executive Officer Commonwealth Income & Growth Fund, Inc.

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